                                                           EXHIBIT 10.3
                                                           ------------

                         DIGEX Private Network Contract


DIGEX, Inc., a Maryland corporation, with offices at 6800 Virginia Manor Road,
-----------                                          -------------------------
Beltsville, Maryland 20705, hereinafter referred as "DIGEX", and WINSTAR
--------------------------                           -----       -------
Communications, Inc, with offices at 230 Park Avenue, Suite 3126, New York, New
--------------------                 ------------------------------------------
York 10169, hereinafter referred to as "WINSTAR", agree that the following terms
----------                              -------
and conditions shaLl govern the sale and discounting of Products as herein defined.

1.   Definitions.
     -----------

1.1  Parties, Party. "Parties" means DIGEX and WINSTAR, collectively. "Party"
     --------------
     means either DIGEX and WINSTAR.

1.2  Agreement. "Agreement" refers to this contract for Private Network Capacity
     ---------
     agreed to between WINSTAR and DIGEX.

1.3  Territory. "Territory" is designated as: Continental United States and
     ---------
     shall include all other locations where DIGEX provides Service during the term hereof.

1.4  Service(s). The term "Service" or "Services as used herein shall mean one
     ----------
     or more of the items listed on EXHIBITs "A & B" hereto, as changed from time to time in accordance with the provisions of this Agreement, and all future DIGEX products and services (which shall be added to EXHIBIT "B").

1.5  Network Availability. The term is defined as the cumulative time the
     --------------------
     "Network Backbone" (as defined below) is available to process Internet usage as measured by the HP Open View software package (as defined in EXHIBIT "A").

1.6  Network Backbone. The term is defined as any network interconnection that
     ----------------
     exists between a DIGEX Internet gateway interconnection or Network Access Point ("NAP") and any DIGEX interconnection device(s).

2.   Appointment.
     -----------

2.1  Authorization. DIGEX hereby sells private network capacity to WINSTAR which
     -------------
     includes nationwide Internet access with which WINSTAR will privately label and market, distribute, and solicit orders for Services to WINSTAR Customers (defined as customers of WINSTAR utilizing DIGEX Internet access Services on a non-exclusive basis) subject to the terms and conditions of this Agreement.

     A. WINSTAR at its option can disclose in its advertisements, materials and to customers that it is using the services of DIGEX and DIGEX can also do so, as to WINSTAR but neither Party can use the trademarks, service marks, etceteras without the prior written consent of the other.

     B. DIGEX will grant to WINSTAR roof rights and other access to DIGEX at DIGEX owned facilities, or leased facilities (If facility is leased, lease agreement between DIGEX and the leasing party must permit DIGEX to grant roof rights. In addition, local statutes, regulations and laws must permit such rights) as WINSTAR requires and WINSTAR will have the right to place its equipment in DIGEX owned or leased premises for any purpose relating to this Agreement. WINSTAR employees and consultants will have access to such premises and equipment.


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2.2  Public Release of Information. No news releases, articles, brochures,
     -----------------------------
     advertisements, speeches or other informational releases concerning this Agreement, the terms contained herein, or the relationship of the Parties shall be made without written approval from the other Party. Both Parties agree to give four (4) hours advance time for review of any material submitted for approval. Review shall be completed within four (4) business hours. To the extent that disclosure is required by legal obligation to any governmental entity or pursuant to judicial, quasi judicial and/or government action no consent is required, though notice shall be given.

2.3  No Authority to Make Agreements. Except as expressly permitted herein,
     -------------------------------
     neither Party shall have the authority to make any agreement or incur any liabilty on behalf of the other Party.

2.4  Reserved Rights. DIGEX reserves the right to market the Services in any
     ---------------
     manner and without limitation, provided however that DIGEX will not knowingly directly market to WINSTAR's Customers. Should this occur DIGEX will pay to WINSTAR a ten (10%) percent commission on the sale of the Service(s) sold to such customer(s).

3.   Commencement Date And Term.
     --------------------------

3.1  Commencement Date.  This Agreement shall be effective, upon execution by
     -----------------
     both Parties.

3.2  Term.  The initial term of this Agreement shall be for seventy-two (72)
     ----
     months from the commencement date specified herein.

3.3  Renewal. This Agreement shall automatically renew for two additional
     -------
     renewal terms, each consisting of three (3) year periods. WINSTAR may terminate upon written notice no later than sixty (60) days prior to the end of any term.

4.   Reserved.
     --------

5.   Commitment.
     ----------

5.1  Total Commitment. WINSTAR hereby agrees to purchase from DIGEX Five
     ----------------
     Million ($5,000,000) dollars of Services less any Service Credits at the Port Acquisition and Revenue Rates received by WINSTAR from DIGEX for failure to meet Performance Specifications or any other credits or offsets given to WINSTAR over a seventy-two (72) month period (the "Commitment"). WINSTAR further anticipates that it will purchase an additional Five Million ($5,000,000) dollars of Services during the initial term of this Agreement.

5.2 WINSTAR'S satisfaction of the Commitment will vary depending on the Term remaining as follows:

     a. WINSTAR agrees to pay DIGEX the amount of Five Million ($5,000,000) dollars Commitment within eight (8) business days of the Commencement Date. This Five Million ($5,000,000) dollars will be applied against Services sold by WINSTAR to its Customers over the initial seventy-two month period of the Agreement.

     b. WINSTAR shall be invoiced for all Services sold over the Term of the contract. Invoices shall state the amount of Services sold by WINSTAR and the remaining credit from the Five Million ($5,000,000) dollar Commitment amount. Payment of invoices once the Five Million ($5,000,000) dollar Commitment amount has been fully credited, are due thirty (30) days from date of invoice.

     c. DIGEX agrees to a discount rate of twenty (20%) off of Services as stated on the DIGEX PNC Rate Cards from Zero to Ten Million dollars ($0-$10,000,000) in EXHIBIT "B".


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

     d. DIGEX agrees to a discount rate of twenty-five (25%) percent off of Services as stated in the DIGEX PNC Rate Cards from Ten Million and One dollars and above, ($10,000,001 and above) in EXHIBIT "B".

6.   Responsibilities of WINSTAR.
     ---------------------------

6.1 WINSTAR agrees to provide DIGEX, monthly, a rolling three month sales forecast by POP ("POP" is defined as any Point of Presence where DIGEX connects or is planning a connection to a WINSTAR Customer). This plan will be submitted by WINSTAR to DIGEX for review. The forecast is due the first Monday of every month for review and incorporation into the DIGEX network operations and planning, Point of Presence ("POP") build-out, and revenue forecast.

6.2 WINSTAR shall not use in its marketing effort any materials or make any warranties or representations to WINSTAR Customers regarding the Services from DIGEX that are misleading or inaccurate, or otherwise not in accordance with DIGEX's specifications, unless approved in advance in writing by DIGEX.

6.3 WINSTAR will act as a single point of contact for its customer(s) and will be responsible for all customer premise management, initial service trouble shooting, marketing, sales and billing issues.

7.   Responsibilities of DIGEX.
     -------------------------
     DIGEX's responsibilities under this Agreement shall, in addition to any others contained herein, be as follows:

7.1  Provision of Service. DIGEX will provide the Service for use throughout
     --------------------
     the Territory. The Service will be available following the successful placement into revenue service of a POP, completion, integration, and testing of the POP, and receipt by DIGEX of all necessary regulatory approvals, permits, licenses and certifications for the POP.

7.2  Port Access Records. DIGEX will provide WINSTAR on an agreed upon monthly
     -------------------
     basis with Port Access Records of WINSTAR Customers in reasonable detail sufficient to enable WINSTAR to bill its customers, but in no greater detail than DIGEX generates for its own billing and record keeping purposes. DIGEX will provide the Port Access Records to WINSTAR on media and in a format agreed upon by the Parties. In the event that WINSTAR requests in writinq that the Port Access Records be tailored to a more detailed format. DIGEX reserves the right to charge WINSTAR for DIGEX's additional reasonable out of pocket costs of preparation and delivery, including but not limited to any hardware/software modifications required to be made to DIGEX's systems. DIGEX will advise WINSTAR in advance and obtain WINSTAR's approval in advance, in writing of any such costs prior to the generation of a new formatted report.

7.3  Deactivation of Services. DIGEX shall, upon receipt of agreed upon notice
     ------------------------
     from WINSTAR requesting deactivation of a Service, promptly arrange for such deactivation, but WINSTAR shall be liable for all charges for port fees for WINSTAR, activated at WINSTAR's request, until the end of the business day next succeeding the date on which DIGEX receives agreed upon notice from WINSTAR to deactivate such Services.

7.4 DIGEX will provide to WINSTAR upon WINSTAR's request product and services training to WINSTAR as required at a fee of Two Thousand Five Hundred ($2,500) dollars per each full day for training and expenses. DIGEX will provide to WINSTAR at a reasonable price, the necessary marketing and technical materials required to effectively market the DIGEX Service offerings.

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

7.5 DIGEX will provide the Services to WINSTAR and hence WINSTAR's Customers equal to or better than the Services provided to other DIGEX customers.

7.6 DIGEX will provide, install and own the Internet node configuration, hardware and software including but not limited to nodal routers and news servers.

7.7 WINSTAR has the right of first refusal to provide to DIGEX all of DIGEX's local access and/or customer interconnection service requirements, subject to WINSTAR's rates in the appropriate geographic area being equal to or better than those provided and offered in writing by MCI Metro, the Regional Bell Operating Companies, Local Exchange Carriers, Competitive Access Providers, AT&T, and Worldcom for similar provisioning interval, volume, term, traffic, and access/termination type commitments.

7.8 DIGEX will be responsible for and shall pay the costs associated with delivering the Services which include the DS3 backhaul costs from the DIGEX POP to the Internet Network Access Port ("NAP"). This does not encompass the customer premise equipment or the local access loop between the customer premise and the DIGEX POP.

7.9 DIGEX agrees to sechedule any downtime maintenance at times which will minimize WINSTAR Customer interruption. DIGEX will try to notify WINSTAR thirty (30) days in advance, but in no event less than three (3) days in advance, of its downtime maintenance schedule, and upon reasonable request from WINSTAR, DIGEX will re-schedule such maintenance at the convenience of WINSTAR.

7.10  Performance Specifications:  DIGEX agrees to meet the "Performance
      --------------------------
      Specifications" (as set forth in EXHIBIT "A") including but not limited to Tier 2 customer service obligations.

7.11 DIGEX shall not be responsible for the performance, maintenance, or ongoing support of customer premises equipment or interconnection services.

7.12 DIGEX will provide to WINSTAR, monthly, a rolling three month DIGEX POP build-out schedule and a mutually agreed upon capacity measurement by POP. ("POP" is defined as any Point of Presence where DIGEX connects or is planning a connection). This plan will be submitted by DIGEX to WINSTAR for review and/or modification. The forecast is due the first Monday of every month during the Term of this Agreement for review and incorporation into the WINSTAR network operations and planning, POP build-out, and revenue forecast.

8.    Service Integration.
      -------------------

8.1 Testing and implementation: The Parties shall within 45 days after the date of this Agreement, enter into a plan for testing and implementation of the Service ("Implementation Plan"). The Implementation Plan shall address, at a minimum, the following:

       A. The schedule for implementation of individual Services provided by DIGEX, e.g., Leased Line, Frame Relay, Fractional, SMDS, FNS, Servers, and Software products;
       B. Testing of the Service, both as to geographic coverage, transmission quality and integration of the Service with WINSTAR's other products, services, and facilities;
       C.    How customer service will be provided to WINSTAR and WINSTAR
             Customers;
       D. Configuration parameters of the customer premise equipment, including procedures for commissioning;
       E. Procedures for billing of services, subject to the provisions of this Agreement;
       F. Plans and procedures for addressing failure, if any, of the Services to meet acceptable quality standards;


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

       G. Procedures for the ordering, installation, and ongoing management of WINSTAR provided and/or WINSTAR managed access services to DIGEX as provided for in SECTION "7.7" of this Agreement;
       H. Such other procedures, policies, and matters as the Parties may agree upon in writing.

9.     Fraud Prevention.
       ----------------

9.1 The Services are provided subject to the condition that there will be no abuse or fraudulent use thereof. Abuse and fraudulent use shall mean the following or such thinqs as may be agreed upon by both Parties:

       A. Obtaining, interrupting, accessing, altering, or destroying, or attempting to obtain, interrupt, access, alter, or destroy, any files, programs, information and/or use of the Services of another DIGEX customer or user by rearranging, tampering with, or making connection to any facilities of DIGEX by any trick, scheme, false representation, or through any other fraudulent means or devices; or
       B. Assisting another to perform any of the acts prohibited in subparagraph of this SECTION "9.1".

9.2 WINSTAR and DIGEX shall cooperate to prevent abuse or fraudulent usage of the Services, and WINSTAR shall promptly terminate any WINSTAR Customer, or participation in or access to the Services by its vendors after receipt of notice from DIGEX of fraudulent use of the Services by WINSTAR's Customer(s) provided, however that such notice must be validated by WINSTAR prior to the Customer(s) termination by DIGEX and any such termination must be in accordance with any applicable laws and/or governmental regulations.

10.    Rates.
       -----

10.1 Rates and charges for the Services Shall be as set forth in EXHIBIT "B", which is attached to and made a part of this Agreement. Services can be ordered and/or provisioned either individually (unbundled) or together (bundled).

10.2 Most Favored Nation Clause: DIGEX will assure WINSTAR of the status of a "Most Favored Nation". (as defined below) for existing Services and new

       Services maintained or ordered during the Term of the Agreement. "Most Favored Nation" is defined as the understanding between the Parties that the prices, contractual and business benefits offered by DIGEX to WINSTAR shall be equal to or better than the prices, business and contractual benefits provided to other DIGEX customers. In the event that DIGEX shall fail in this regard as determined by the "Audit") set forth in SECTION "10.3" below, DIGEX shall credit WINSTAR the required difference for the period of time WINSTAR did not receive Most Favored Nation status and provide WINSTAR the pricing, contractual, and business benefits not received.

l0.3   The Audit.  Not more than once annually, and upon not less than: thirty
       ---------
       (30) business days written notice to the other Party, WINSTAR shall have the right to engage a certified public accounting firm or such other assistance, other than the assistance of a direct competitor, as it deems desirable to conduct an audit of all books and records of DIGEX directly related to the status of WINSTAR as a Most Favored Nation hereunder. WINSTAR may cause any person or firm retained for this purpose to execute a non-disclosure agreement in favor of the other Party. Such audit shall be conducted during regular business hours at the office of the audited Party where such books and records are regularly maintained and shall be paid for by the requesting Party, provided however that if there is a material discrepancy (more than 10%) the audited party shall pay reasonable fees.

10.4   Twenty (20%) Percent Discount for WINSTAR: For the Commitment, DIGEX
       -----------------------------------------
       agrees to provide to WINSTAR at all times at least a twenty (20%) discount for Services to WINSTAR

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

       below what DIGEX provides in its to its own retail customers. Further, DIGEX agrees to provide pricing to WINSTAR such that the DIGEX whole sale prices will always remain at least thirty-five (35%) percent below the list retail rates of standalone Internet Leased Line Services for Tier one (1) Internet service providers to include UUNET, PSINET," Netcom, AT&T/BBN Planet, MCI, and SprintNet.

10.5 The rates shown in EXHIBIT "B" are based on the Commitment. If WINSTAR exceeds the Commitment, WINSTAR shall have the opportunity to re-negotiate all or part of this agreement including terms and rates as set forth herein.

11.    Billing of Charges.
       ------------------

       WINSTAR shall pay all charges for access to and use of the Services as set forth in this SECTION "11".

11.1   Monthly Billing. Installation and recurring charges will be billed in
       ---------------
       arrears in the month following the month in which they are incurred. For purposes of computing partial month charges for Port charges, each day is considered to be 1/30 (one-thirtieth) of a month. A first invoice may contain charges from a previous billing period for service provided from the date of installation through the current invoice period.

12.    Taxes.
       -----

       All rates set forth in this Agreement are exclusive of Applicable Taxes. For purposes of this Agreement, Applicable Taxes" are taxes, assessments, surcharges, levies, or similar items "assessed by a governmental body for Service. WINSTAR is liable for, and shall indemnify DIGEX from and against, all Applicable Taxes which may be passed directly through to WINSTAR or WINSTAR Customers, and all Applicable Taxes (excluding DIGEX income taxes), properly chargeable to WINSTAR or WINSTAR Customers with respect to DIGEX's provision of Service to WINSTAR or relating to WINSTAR's use, resale, or lease of the Service to WINSTAR Customers or others, and/or any penalty and interest thereon if assessed by the applicable governmental body. DIGEX will invoice WINSTAR for such penalties and interest, and WINSTAR shall pay such invoices in accordance with the provisions of SECTION "13" of this Agreement.

13.    Terms of Payment
       ----------------

13.1   Payment due date. After WINSTAR's initial Five Million ($5,000,000)
       ----------------
       dollars has been drawn down, WINSTAR shall pay to DIGEX all invoiced charges, including Applicable Taxes and any penalties and interest thereon, whether or not such charges have been paid to WINSTAR by WINSTAR Customers, within thirty (30) days of the date of invoice. Payments received will be applied to the earliest outstanding amounts due under this Agreement.

13.2   Disputed amounts. WINSTAR shall notify DIGEX in writing within fifteen
       ----------------
       (15) business days after the date of invoice of any dispute or disagreement with invoiced charges. The disputed amount is to be resolved by WINSTAR and DIGEX within sixty (60) days of the invoice date. WINSTAR is responsible for leading the resolution process by bringing supporting documentation forward and DIGEX will maintain good faith negotiations. DIGEX will not perform unreasonable requests which include providing information out of that normally available or from its legacy systems. All disputed amounts resolved in WINSTAR's favor will be credited against amounts owing on subsequent invoices.




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14.    Record Keeping and Audit.
       ------------------------

14.1   Maintenance of Records. As required by law, each Party shall, directly or
       ----------------------
       through a third party service bureau, create and maintain full, complete and accurate records of business conducted pursuant to this Agreement, including but not limited to data relating to customer activation, deposits, port charges, invoices, payments, and Services credits.

15.    Service Credits.
       ---------------

15.1 In the event that DIGEX does not meet Network Availability (as defined in Section 1.5 of the Agreement), DIGEX will grant to WINSTAR a "Services Credit(s)" (as set forth in EXHIBIT "A").

"15.2 The liability of DIGEX for any interruption of the Service shall in no event exceed the Service Credit(s) provided for in this SECTION "15" and EXHIBIT "A". Except for such Service Credits, DIGEX shall not be liable to WINSTAR for any loss or damage incurred by reason of or incidental to any delay or interruption of this Service.

16.    Termination by DIGEX.
       --------------------

       DIGEX may terminate this Agreement, immediately, without penalty or liability to WINSTAR or any third party if any of the following occur:

       A. WINSTAR fails to pay all charges hereunder, including, without limitation, all charges based on the Port Installation and Recurring Rates (excluding any disputed amounts), within sixty (60) days after receipt of notice from DIGEX that the same are overdue; and

       B. WINSTAR fails, upon written notice from DIGEX, to terminate, as required under SECTION "9" of this Agreement, a customer or vendor that has made material fraudulent use of or access to the Service or any other DIGEX facility; provided, however, such termination shall not violate any laws, statutes and/or regulations.

17.    Termination by WINSTAR.
       ----------------------

17.1   With Cause. WINSTAR may terminate this Agreement, immediately, without
       ----------
       penalty or liability to DIGEX or any third party if any of the following occur:

       a)  DIGEX fails to meet the Network Availability Performance set forth in
           Section 4.(b) of EXHIBIT "A".

       b) DIGEX provides any information to, or makes any representations or warranties to, WINSTAR in connection with the Service, or otherwise in connection with any information required to be provided by it hereunder, which proves to have been false or misleading in any material respect as of the date provided or made.

       c)  Failure to honor DIGEX warranties under this Agreement.

18.    Termination by either Party.
       ---------------------------

18.1 Either DIGEX or WINSTAR (the "Termination Party") may terminate this Agreement and the use of the Services hereunder if the other Party (the "Defaulting Party"), as follows:

       A.    Dissolves or liquidates; or


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

       B. Becomes the subject of voluntary or involuntary bankruptcy, insolvency, reorganization or liquidation proceedings, makes an assignment for the benefit of creditor, or admits in writing its inability to pay its debts as they mature, or a receiver is appointed for any of its assets or properties, and the same is not dismissed, vacated, or stayed within thirty (30) business days, or the Party seeking to terminate has reason to believe that the commencement of any such proceeding or assignment for the benefit of creditors is imminent.

18.2 Termination under this SECTION "18" shall be effective immediately upon receipt by the Defaulting Party of written notice of default, or at the end of such period as the Terminating Party may grant the cure of the default, and the non-defaulting Party may pursue any remedies available to it in law or equity.

19.   Termination Rights.
      ------------------

19.1 Upon any termination of the Service, DIGEX promptly shall refund or return to WINSTAR, as appropriate, the advance payments (including any amount remaining on the Commitment) and/or all deposits, letters of credit and other forms of security provided by WINSTAR less only such amounts as are due for implementation or use of the Service before termination and such other amounts as DIGEX reasonably shall determine are due and owing, or will become due and owing, from WINSTAR. Reconciliation is required within thirty (30) days of the invoice date, as certified by the CEO and President in written certificate to WINSTAR. DIGEX shall pay WINSTAR simple interest on the amount of any cash deposit so refunded from the dates of its deposit with DIGEX to the date refunded at a per annum rate equal to the prime lending rate published in the "Money Rates" column of The Wall Street Journal as of the date of the termination of the
      -----------------------
      Service.

19.3 Upon termination of this Agreement, each Party shall, at its expense, promptly return to the other Party, all copies of Confidential Information, including but not limited to any marketing or Other materials.

19.4 In the event of termination for any reason under this Agreement, the Parties will arbitrate the withdrawal of their respective Customers from either Parties network. The arbitration should take no longer than six
      (6) months.

20.   Security/Pledge.
      -----------------

      As security for WINSTAR's Five Million ($5,000,000) dollar payment (less Services credited against the Five Million ($5,000,000) dollar payment) as described in Paragraph 5.2(a), DIGEX hereby pledges its assets (current and hereinafter acquired) to WINSTAR, provided however, that upon the successful conclusion of DIGEX's initial public offering or fulfillment of DIGEX's Twenty Million ($20,000,000) financing objective, this Security/ Pledge shall automatically termi nate. DIGEX will cooperate with WINSTAR to execute and provide to WINSTAR a UCC financing statement and any other documentation reasonably requested by WINSTAR to perfect WINSTAR's security interest.

21.   Non-Solicitation of Employees.
      -----------------------------

      In order to protect each Party's trade secrets and confidential information and to prevent disclosure of important competitive information, each Party agrees that, during the term of this Agreement and for a period of six (6) months after its termination or expiration, it shall not, directly solicit employment of any person employed in a full-time position by the other Party at that time, or who has been so employed by such other Party within the six-month period prior to the offer.

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

      Each Party agrees that the restriction is reasonable and necessary to protect proprietary information of the other and thus, is a material term of this Agreement.

22.   Warranty Limitations.
      --------------------

      A. DIGEX warrants that the Services furnished under this Agreement will be free from defects and delivered pursuant to the highest standards in the industry, and

      B. DIGEX has obtained and shall maintain full authority to grant the rights herein without the consent of any other person or entity.

          THE EXPRESS WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES. EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, TO ALL OTHER REMEDIES AT LAW AND IN EQUITY AVAILABLE TO IT, WINSTAR SHALL HAVE THE RIGHT TO SEEK REPLACEMENT OF THE DEFECTIVE MATERIALS OR A REFUND OF THE PAYMENTS MADE BY WINSTAR TO DIGEX FOR THE AFFECTED SERVICES AFTER WINSTAR HAS PROVIDED DIGEX WITH A THIRTY (30) BUSINESS DAY PERIOD TO CURE.

23.   Indemnification and Limitation of Damages.
      -----------------------------------------

      In light of the rapidly changing regulatory environment applicable to Services and the technological limitations involved in the provision of Services, DIGEX will NOT be responsible for the following, provided,
                           ---
      however, DIGEX is in full compliance with all applicable laws and fully satisfying industry standards required of other Internet service providers: (a) protecting from unauthorized access WINSTAR Customers' transmission facilities or WINSTAR Customer-owned premise equipment, or for alteration, theft, or destruction of WINSTAR or WINSTAR Customers' data files, programs, or information through any means, or (b) claims or damages caused by a WINSTAR Customer (including relating to the transmissions or storage of defamatory content), to a third party through fault or negligence of WINSTAR to perform WINSTAR Customers' responsibi-lities, claims against WINSTAR Customer by any other party, or any act of omission of any third party furnishing services or products to WINSTAR's Customers.

      Not withstanding anything to the contrary in this Agreement or the EXHIBITS or Appendices hereto in no event will either Party be liable to the other Party for special, indirect or consequential damages, under any theory of recovery, unless such damages are part of an award to a third party for which indemnification is properly due hereunder.

      Should DIGEX purchase insurance to cover slander and/or liable (defamation) claims, WINSTAR will be a named party for the term of this Agreement and for six years after.

24.   Compliance with Law.
      -------------------

      WINSTAR and DIGEX shall comply with all applicable laws, statutes, and regulations relating to the performance of their respective duties and obligations under this Agreement.


25.   Patent/Copyright Indemnification.
      --------------------------------

      DIGEX shall defend and indemnify any suit or proceeding brought against WINSTAR or WINSTAR and its Customers (collectively, "Indemnified Parties") based on a claim of a third party that the Services or any party thereof (but not any information transmitted or stored by customer or any third party by using the Services) furnished by DIGEX constitutes an infringement of any United States patent or copyright, provided that DIGEX is notified promptly in writing and given authority, information and assistance (at DIGEX's expense) for the defense of such a suit or proceeding, and DIGEX will pay all damages and costs awarded against the Indemnified Parties or any related settlements made by DIGEX on behalf of the Indemnified Parties. If DIGEX / the indemnified Parties prevail DIGEX shall be entitled to recover any attorney and other legal fees related to its indemnification or defense. If a claim of infringement occurs and the use of the Services is enjoined, DIGEX at its expense, shall either (a) if the performance thereof will not be materially affected, promptly replace and/or modify the Services(s) so that they become non-infringing or (b) promptly obtain the right for the Indemnified Parties to continue using the Service(s). In the event that DIGEX cannot satisfy (a) and (b) above, in addition to all other legal rights in law and equity available to the Indemnified Parties, DIGEX agrees to assist the Indemnified Parties in finding an alternative Internet service provider and to compensate WINSTAR and its customers for the expenses associated in migrating the affected Services(s) to such new Internet service provider.

      EXCEPT AS EXPRESSLY SET FORTH HEREIN, DIGEX SHALL HAVE NO OTHER LIABILITY OR OBLIGATION TO WINSTAR WITH RESPECT TO PATENT OR COPYRIGHT INFRINGEMENT MATTERS.

26.  General.
     --------

26.1  Confidential Information. Should confidential or proprietary information
      -------------------------
      of either WINSTAR or DIGEX be disclosed to the other in the performance of this Agreement, the Party receiving such confidential or proprietary information (hereinafter "Recipient") hereby agrees to receive such information in confidence, and take such precautions as may be necessary to protect same from disclosure to others, during the Term of this Agreement and for one (1) year following termination of this Agreement. Precautions taken shall be at least equivalent to Recipient's precautions with respect to its own confidential and proprietary information, but in no event less than a reasonable standard of care. ("Confidential Information" shall mean: (1) any written information marked as confidential or proprietary, or (2) if verbally disclosed, shall be identified as confidential and/or proprietary at the time of disclosure and summarized in writing to the Recipient within fifteen (15) days of disclosure. Confidential Information shall not include information which
      (i) at the time of disclosure to Recipient is in the public domain through no acts or omission of Recipient or disclosure to Recipient is in the public domain through no acts or omission of Recipient or subsequently becomes into the public domain through no acts or omission of Recipient;
      (ii) as shown by written records, is already known by Recipient; (iii) is revealed to Recipient by a third party who does not thereby breach any obligation of confidentiality and who discloses such information in good faith, or (iv) is disclosed pursuant to a legal obligation to disclose same to any governmental entity or pursuant to judicial or quasi judicial action (so long as Recipient gives disclosing Party prompt prior written notice) and provided further that Recipient will disclose only such confidential information as is legally required and will use its reasonable efforts to obtain confidential treatment for any confidential or proprietary information so disclose.

26.2 Each Party acknowledges that the disclosing Party's information is proprietary, and agrees, that the disclosing Party is entitled to seek equitable relief, including without limitation, specific performance and injunctions, in addition to any other remedies at law or equity.

26.3  Arbitration. All disputes (except for recovery of the Commitment and/or
      ------------
      foreclosure on WINSTAR's security interest as provided in Section 20 of this Agreement) concerning the terms and conditions of this Agreement shall be subject to binding arbitration of the American Arbitration Association ("AAA") subject to the rules of the AAA then in effect relating to commercial arbitration. There shall be three arbitrators:
      Each Party shall choose one arbitrator within thirty (30) days of initiation of the arbitration, and the two so chosen shall in turn choose the third within fifteen (15) days. The arbitration shall be held in New York City and shall be completed within ninety (90) days of selection of the initial two arbitrators. Judgement upon the award rendered in any arbitration may be entered in any court having jurisdiction of the manner.

26.4   Attorney's Fees. If any arbitration, litigation, or other legal
       ----------------
       proceeding occurs between the Parties relating to this Agreement, the prevailing Party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable cost and expenses, including attorneys' fees, incurred in the proceeding.

26.5   Notices. Unless otherwise expressly provided for, all notices, requests,
       --------
       demands, consents or other communications required or pertaining to this Agreement must be in writing and must be delivered personally or sent by certified or registered mail (postage prepaid and return receipt requested) to the other Party at the address set forth below (or to any other address given by either Party to the other Party in writing:

       TO:   DIGEX - Private Networks Group
             6800 Virginia Manor Road
             Beltsville, Maryland 20705
             Attention: DIGEX/WINSTAR Sr. Account Manager

       TO:   WINSTAR Communications, Inc.
             230 Park Avenue, Suite 3126
             New York, New York 10169
             Attention:  General Counsel

       In case of mailing, the effective date of delivery of any notice, demand, or consent shall be considered to be five (5) days after proper mailing.

26.6   Waiver and Amendment. No waiver, amendment, or modification of this
       ---------------------
       Agreement shall be effective unless in writing and signed by both Parties. No failure or delay by either Party in exercising any right, power or remedy under this Agreement, shall operate as a waiver of the right, power or remedy.

26.7   Benefit. This Agreement is binding upon and inures to the benefit of the
       --------
       successors and assigns of the Parties.

26.8   No third party's Rights. This Agreement is not for the benefit of any
       ------------------------
       third party and shall not be deemed to grant any right or remedy to any third party, whether or not referred to in this Agreement, except as otherwise provided at Section 25 of this Agreement.

26.9   Headings. The SECTION and paragraph headings of this Agreement are
       ---------
       intended as a convenience only, and shall not affect then interpretation of its provisions.

26.10  Singular and Plural Terms. Where the context of this Agreement requires,
       --------------------------
       singular terms shall be considered plural and plural terms shall be considered singular.

26.11  Severability. If any provision(s) of this Agreement is finally held by a
       -------------
       court or arbitration panel of competent jurisdiction to be unlawful, the remaining provisions of this Agreement shall remain in full force and effect to the extent that the intent of the Parties can be enforced.

26.12  Governing Law and Forum. The validity, construction, and performance of
       ------------------------
       this Agreement is governed by the laws of New York. Both Parties agree that this Agreement is considered to be entered into in New York, and that all payment obligations of the Parties under this Agreement are to be performed in New York. The Parties consent to personal jurisdiction in New York with respect to any arbitration or suit brought relating to this Agreement. The Parties waive all objections to venue to the extent permitted by law.

26.13  Relationship of the Parties.  This Agreement does not constitute a
       ---------------------------
       partnership agreement, nor does it create a joint venture or agency relationship between the Parties.

26.14  Survivorship.  All obligations and duties hereunder which shall be their
       ------------
       nature extend beyond the expiration or termination of this Agreement, including 20, 21, 22, 23, 24, 25, and 26 shall survive and remain in effect beyond any expiration or termination hereof.

26.15  Force Majeure.  Neither party shall be responsible for any delay or
       -------------
       failure in performance of any part of this Agreement or order to the extent that such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, action of civil or military authority, or act of God. In the event of any such delay, the time of performance that was delayed for such causes will be extended for a period equal to the time lost by reason of the delay.

26.16  Conflicting Terms.  The Parties agree that the terms and conditions of
       -----------------
       this Agreement shall prevail, notwithstanding the contrary or additional terms, in any purchase order, sales acknowledgment, confirmation or any other document issued by either Party effecting the purchase and/or sale of Services.

26.17  Escalation Procedures.  Any customer service or operational system
       ---------------------
       problems will be handled by DIGEX in accordance with EXHIBIT "A".

26.18  Entire Agreement.  This Agreement including all appendices and EXHIBITS,
       ----------------
       constitutes the complete and final Agreement between the Parties, and supersedes all prior negotiations and agreements between the Parties concerning its subject matter. This Agreement may be executed in counterparts all of which, when taken together, shall constitute one original Agreement.
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives intending to be legally bound.

      DIGEX, Inc.                          WINSTAR Communications, Inc.

      By: [SIGNATURE APPEARS HERE]         By: [SIGNATURE APPEARS HERE]
          ---------------------------          ------------------------

      Title:  VP-GM Private Networks       Title: VICE CHAIRMAN
             ------------------------             ---------------------

      Date:      6/10/96                   Date:     6/10/96
           --------------------------           -----------------------

EXHIBIT "A"


                    DIGEX Network Performance Specifications
                    ----------------------------------------

Performance Specifications Supplemental to Agreement. Timely performance of the obligations provided hereunder is of the essence; therefore failure to timely perform shall constitute a breach of the Agreement. Any credits received by WINSTAR from DIGEX will reduce the Commitment (as defined in the Agreement).

1. Provisioning.
   ------------

   a) DIGEX will provide to WINSTAR the Services identified in EXHIBIT "B" (the "Service") at the corresponding rates (the "Rates") attached thereto.

   b)  Access Service Types

       i) DIGEX shall support both Fractional, Frame Relay and Private Line access types at the full range of speeds from 56Kbps to 1.54 Mbps (56K, 128K, 192K, 256K, 384K, 512K, 768K, 1.54Mbps) (Defined herein as "Access Service Types"). Should DIGEX upgrade its capacity, DIGEX will promptly make it available to WINSTAR.

2. If DIGEX fails to meet the following provisioning intervals for installations in any one month, DIGEX will credit one hundred (100%) of the DIGEX monthly recur ring charges to WINSTAR for all WINSTAR Customers' affected.

   a)  Provisioning Intervals;

       i)  DIGEX shall provide the Services listed in EXHIBIT "B" within twenty
           (20) business days from the receipt of an order (such activity defined as "Provisioning"). For DS3 level service (defined herein as a DS3 Leased Line). Provisioning shall be performed within a sixty
           (60) business day period.

       ii) In the event DIGEX fails to meet the Provisioning timeframe, DIGEX will provide a credit to WINSTAR equal to one hundred (100%) percent of the installation fee to WINSTAR for all Customer(s) affected.

       iii)The only exception to the timeframes set forth above in this Section, is an "Inaccurate Forecast" (defined in Section 5). In the event of an Inaccurate Forecast, WINSTAR Customers who exceed the WINSTAR Forecast by twenty (20%) percent in a particular month for a particular POP shall be defined as ("Overflow Customers") and will receive Provisioning as follows:

           a) In the event that an Inaccurate Forecast materially and directly causes a shortage and congestion in the National Network Backbone (defined in Section 1.6 of the Agreement), DIGEX will have sixty
               (60) business days from receipt of the WINSTAR order to procure additional capacities; otherwise, provisioning will be completed for WINSTAR Overflow Customers within twenty (20) business days.

           b) If Provisioning is not performed for the Overflow Customers in accordance with this Section, DIGEX will provide a credit equal to one hundred (100%) percent of the installation fee to WINSTAR for all Customer(s) affected.

3. *Maintenance.
    -----------

   The Parties shall perform the following maintenance.

   a)  Customer Service Support for Trouble Resolution

       i) WINSTAR shall provide first level support ("Tier 1"). Tier 1 consists of the following:

EXHIBIT "A"

          a)  First point of contact for all WINSTAR Customer problems;

          b)  Resolution of all customer premises equipment problems;

          c)  Resolution of all customer circuit provisioning related problems;

          d)  Resolution of Local Loop problems;

          e)  Referral of trouble tickets to DIGEX via electronic mail.

     ii) DIGEX shall provide second level support ("Tier 2"). Tier 2 consists of the following:

          a)  Acceptance of trouble tickets from WINSTAR via electronic mail;

          b) Resolution of all DIGEX related Internet Protocol routing and/or facility problems;

          c) Resolution of all Network Backbone and/or network elements (routers, bridges, switches) and related problems (excluding
              CPE);

          d) From 8 a.m. to 8 p.m. daily, EST time, DIGEX shall respond to electronic messages within thirty (30) minutes; from 8:01 p.m. to 7:59 a.m., EST time, DIGEX must respond to electronic messages within forty-five (45) minutes; and

          e) DIGEX will provide "Network Operations Center Support" (defined below") to WINSTAR on a seven (7) days a week , twenty-four (24) hours a day, three hundred and sixty-five (365) days a year (cumulatively referred to as "24x7x365"). ("Network operations, Center Support" is defined as WINSTAR's provisioning of customer service and/or network management support.)

b)  Time to Repair Standards:

    i) "Unmanned" Point of presence ("POP") locations. ("Unmanned" means no DIGEX personnel at the POP for repair):

         a)  Router Replacement:  Not to exceed eight (8) hours;

         b)  Router Component Replacement:  Not to exceed eight (8) hours; and

         c)  All other Service Repairs:  Not to exceed six (6) hours.

    ii) "Manned" POP Locations (includes Hayward, CA; Chicago, IL; Waynesville, OH; Atlanta, GA; Houston, TX; Washington, DC and New York, NY). ("Manned" means DIGEX personnel at POP for repairs). The POPs will be Manned 24x7x365 (with the exception of Houston, TX which will be Manned, Monday through Friday, 24x5) .

          a) Router Replacement;  Not to exceed eight (8) hours;

          b) Router Component Replacement:  Not to exceed four (4) hours:
             and

          c) All other Service Repairs:  Not to exceed four (4) hours.

    iii)  Failure of Network Backbone (defined in Section 1.5 of the
          Agreement):

EXHIBIT "A"

          a) Time to reroute - Not to exceed four (4) hours to reroute Services from the time of the failure of the Network Backbone.

    iv) DIGEX shall credit WINSTAR for one hundred (100%) percent of the WINSTAR monthly recurring Service charge for all Customer(s) affected by DIGEX's failure to meet the Time to Repair / Re-Route Standards.

4. Service Performance Guarantees.
   -------------------------------

   Network Availability will be measured and determined by the DIGEX network performance monitoring tool - Hewlett Packard Open View software ("HP Open View"). Provided however that the Parties shall agree upon the network management methodology and the standards for implementation for that methodology.

   a) DIGEX shall meet a "Network Availability" (as defined in Section 1.5 of the Agreement) of ninety-nine (99%) percent per month ("Network Availability Performance")

       i) If Service is not available to a WINSTAR Customer for a total of sixty (60) minutes in any one month, DIGEX shall credit WINSTAR one hundred (100%) percent, of the WINSTAR monthly recurring Service fee for all Customer(s) affected; and

       ii) In addition, if Service is not available to a WINSTAR Customer for a total of thirty (30) minutes of within a twenty-four hour period in any one month, DIGEX shall credit WINSTAR one hundred (100%) percent of the WINSTAR daily recurring Service fee for all Customer(s) affected;

       iii) Notwithstanding Section 4.a(i) or (ii) above, if WINSTAR has provided an Inaccurate Forecast to DIGEX with respect to the Customer daily and/or monthly (as appropriate) recurring Service fee NO credit will be given to WINSTAR with respect to such WINSTAR Customers affected by the Inaccurate Forecast.

   b) If, for three consecutive months, DIGEX does not satisfy its Network Availability Performance Goal for the entire DIGEX national network, then WINSTAR will have the right to terminate this Agreement; provided however, that this right to terminate will not arise if WINSTAR has delivered an Inaccurate Forecast for the three (3) month period, as measured for the entire DIGEX national network.

5. Inaccurate Forecast.
   --------------------

   On a monthly basis, WINSTAR shall provide DIGEX a rolling three month sales forecast by product and DIGEX POP location to be used for forecast planning. If WINSTAR exceeds its sales forecast by more than twenty (20%) percent in a month for a particular DIGEX POP, such activity is referred to as an "Inaccurate Forecast".

EXHIBIT "B"

                                                            DIGEX PNC Rate Cards

PNC Internet Leased Line Pricing:
---------------------------------

                      $ 0 - $ 10,000,000 Price Schedule
                      ----------------------------------


                            Minimum                       Monthly
Service                       CIR          Installation  Recurring  NOTES
--------------------------------------------------------------------------------
56 Kbps Frame Relay           56Kbps            $240        $160     3

T1 Frame Relay               128  Mbps          $800        $212     1,2,3,4
                             192  Kbps        $1,200        $280     1,2,3,4
                             256  Kbps        $1,200        $348     1,2,3,4
                             384  Kbps        $1,200        $428     1,2,3
                             512  Mbps        $1,200        $508     1,2,3
                             768  Mbps        $l,200        $668

56 Kbps Leased Line           56  Kbps        $1,440        $400     3
T1 Leased Line              1.54  Mbps        $2,400        $960     3
T3 Leased Line                45  Mbps       $12,000     $27,000     3

Fractional T1                128  Mbps        $2,400        $480     3
                             192  Kbps        $2,400        $520     3
                             256  Kbps        $2,400        $56O     3
                             384  Kbps        $2,400        $640     3
                             512  Mbps        $2,400        $720     3
                             768  Mbps        $2,400        $800     3

SMDS                        1.17  Mbps        $1,840     $10,200     3
                               4  Mbps        $2,800      $2,900     3
                              10  Mbps        $2,800      $4,400     3
                              16  Mbps       $54,400      $6,500     3
                              25  Mbps        $6,400      $8,000     3
                              34  Mbps        $8,400      $9,200     3

FNS - Ethernet                10  Mbps        $3,600      $4,000     3

FNS - Token Ring               4  Mbps        $6,500      $4,000     3
                              16  Mbps       $11,600      $6,800     3
--------------------------------------------------------------------------------

Notes:
1)  No changes for minimum speed increases to 768 Kbps.
2)  All circuits will burst up to double their CIR rules.
3) No. IP resale permitted on any DIGEX provisional circuit: a 500% assessment fee on the monthly port fee will be charged in addition to the port fee and possible termination of circuit.
4) $400 install cost if upgraded to 256K or higher in the first 90 (ninety) days.

All leased line services include Domain Name Service, NNTP news feed, and network addresses as required. $100 for InterNIC domain name registration. Typical circuit installation time without local loop is 15 business days.

--------------------------------------------------------------------------------

CPE, DIGEX will of fer for resale, the following prices for customer premise equipment. It is the Customers responsibility to configure, install and maintain all CPE.

                                Unit Price                        Unit Price
                                ----------                        ----------
   CISCO 250 Router (T1/56K/FR)    $1,695   AdTran 56K CSU/DSU      $   255
   CISCO l005 Router (T1/56K/FR)   $1,105   Imatek 56K CSU/DSU/
                                             Router (preconfigured) $1,0015
   Digital Link Prelude
   T1/FR CSU/DS                    $  855


                                                                          Page 1

EXHIBIT "B"

                                                            DIGEX PNC Rate Cards


PNC Internet Leased Line Pricing:

                     $ 10,000,001 and above Price Schedule
                     -------------------------------------

                            Minimum                                  Monthly
Service                       CIR             Installation          Recurring             NOTES
----------------------    -------------------------------------------------------------------------------------

56 Kbps Frame Relay          56Kbps                $225                $150                 3

TI Frame Re1ay               128  Mbps             $750                $199                 1,2,3,4
                             192  Kbps           $1,125                $263                 1,2,3,4
                             256  Kbps           $1,125                $326                 1,2,3,4
                             384  Kbps           $1,125                $405                 1,2,3
                             512  Mbps           $1,125                $476                 1,2,3
                             768  Mbps           $1,125                $626

56 Kbps Leased Line           56  Kbps           $1,350                $375                 3
T1 Leased Line              1.54  Mbps           $2,250                $900                 3
T3 Leased Line                45  Mbps          $11,250             $25,313                 3

Fractional T1                128  Mbps           $2,250                $450                 3
                             192  Kbps           $2,250                $488                 3
                             256  Kbps           $2,250                $525                 3
                             384  Kbps           $2,250                $600                 3
                             512  Mbps           $2,250                $675                 3
                             768  Mbps           $2,250                $750

SMDS                        1.17  Mbps           $1,725              $1,125                 3
                               4  Mbps           $2,625              $2,725                 3
                              10  Mbps           $2,625              $4,125                 3
                              16  Mbps           $4,125              $6,100                 3
                              25  Mbps           $6,000              $7,500                 3
                              34  Mbps           $7,875              $8,625                 3

FNS - Ethernet                10 Mbps            $3,375              $3,750                 3

FNS - Token Ring              4 Mbps             $4,875              $3,750                 3
                             16 Mbps            $10,875              $6,375                 3
---------------------------------------------------------------------------------------------------------------


Notes:
1)  No charge for minimum speed increases to 768 Kbps.
2)  All circuits will burst up to double their CIR rates.
3) No, IP resale permitted on any DIGEX provisioned circuit: a 500% assessment fee on the monthly port fee will be charged in addition to the port fee and possible termination of circuit.
4) $400 install cost if upgraded to 256K or higher in the first 90 (ninety) days

All leased line services include Domain Name Service: NNTP news feed and network addresses as required. $100 for InterNIC domain name registration. Typical circuit installation time without local loop is 15 business days.
--------------------------------------------------------------------------------

CPE, DIGEX will offer for resale, the following prices for customer premise equipment. It is the Customer responsibility to configure, install and maintain all CPE.

                                       Unit Price                                                    Unit Price
                                       ----------                                                    ----------
   CISCO 250 Router (T1/56K/FR)          $1,695           AdTran 56K CSU/DSU                           $  255
   CISCO 1005 Router (T1/56K/FR)         $1,105           Isatek 56K CSU/DSU/Router (preconfigured)    $1,015
   Digital Link Prelude T1/FR CSU/DS     $  855

EXHIBIT "B"


                                                            DIGEX PNC Rate Cards

PNC Internet Dial  Up Pricing:
-----------------------------

*Monthly Number of Users                 500     750    1000    1500    2500
                                         ---     ---    ----    ----    ----
Activation with out DIGEX Help Desk    $10.00  $10.00  $10.00  $10.00  $10.00
Monthly Access Fee Per User            $19.99  $17.99  $15.99  $15.99  $15.99

Activation with DIGEX Help Desk        $15.00  $15.00  $15.00  $15.00  $15.00
Monthly Access Fee Per User            $30.00  $30.00  $30.00  $25.00  $19.95

1.  Pricing and quantity is based on a per city basis.
2. DIGEX / WINSTAR will collaborate to try to lower the cost dial up with help desk.

EXHIBIT "B"

                                                            DIGEX PNC Rate Cards

DIGEX Internet Servers
----------------------

Dedicated hardware platform not shared with other customers
---------------------------

       .  Fast Internet connectivity
       .  10 Mbps local Ethernet
       .  45 Mbps T3 to other peering points
       .  Redundant circuits for backup Internet connectivity
       . Current version SunOS software installation and initial configuration . Domain registration for your organization
       .  Domain name server installation and initial configuration
       . Installation and initial configuration of one server software package (server installation only, customer adds information content)
       .  One user shell account setup
       .  Tape backups of your data are made on a daily or weekly basis.

Hardware Configuration Options

Hardware Option              Memory/Disk         Installation      Monthly
Sun 3/60                     4  MB RAM/5O MB     $  240            $  240
Sun 3/60                     12  MB RAM/100MB    $  320            $  400
Sun Sparc Station 2          16  MB RAM/1 GB     $  800            $  800
Sun Sparc Station 2          32  MB RAM/2 GB     $1,200            $1,040
Sun Sparc Station 5          32  MB RAM/2 GB     $2,000            $2,800
Sun Sparc Station 5          64  MB RAM/4 GB     $2,800            $3,600

       Custom configuration available upon request.
       100% credit of previous installation cost on upgrade

Dedicated tape backup                            $2,000            $  240
Dedicated CD-ROM drive                           $1,200


Server Software Options
(Additional network server software)

World Wide Web (WWW) server                      $  200            $   40
Anonymous FTP server                             $  200            $   40
Gopher Server                                    $  200            $   40
POP3 Mail Server                                 $  200            $   40
Mailing list server**                            $  200            $   80


Server Management Options
Root access privilege (privileged user)*         $1,200            n/c
Initial domain name (domain.com)                 InterNIC charges apply
Additional domain names (domain2.com)            $   80            n/c
Temporary CD-ROM drive                           $   80
CD-ROM mounting                                  $   40

EXHIBIT "B"


                                                   DIGEX PNC Rate Cards

DIGEX Internet Firewall Products Include:
----------------------------------------

Raptor Eagle (TM) Firewall Security Solutions

Complete, proven firewall solutions using the Raptor Eagle firewall product family. Includes hardware, software, two day on-site installation and 30 day customer support (phone and e-mail).

Eagle Firewall Hardware Platforms Sun SPARC 4 model 110 (new) or a Sun SPARC 2 (refurbished). Both systems come with a one year warranty offered by Raptor systems third party vendor at the option of the PNC's Customer and are configured with 32 MB RAM, 1 GB disk drive, CD-ROM, 5 GB 4mm DAT tape drive, two include travel time and or additional expenses.

Sun SPARC 2  platform                         Sun SPARC  4 model 110 platform
50 users                 $10,000              50 users                $1l,600
200 users                $10,800              200 users               $12,400
unlimited users          $11,600              unlimited users         $13,200

Eagle VPN (virtual private networking) Option for the Eagle Firewall
1" license               $4,000
Additional License       $1,600

Eagle LAN
Sun SPARC 2 platform                          Sun SPARC 4 model 110 platform
unlimited users          $9,600               unlimited users         $11,200

Eagle Remote
Sun SPARC 2 platform                          Sun SPARC 4 model 110 platform
50 users                 $10,000              50 users                $11,600
250 users                $12,400              250 users               $14,000
unlimited users          $15,600              unlimited users         $17,200

Eagle Nomad              $    79
Eagle Desk               $    79

Hoyt Spare Eagle Firewall
Clone of primary firewall system, used as an on-site "hot" swap spare. Includes hardware, software, installation, and training on hot spare implementation procedures:

Sun SPARC 2 platform                          Sun SPARC 4 model 110 platform
50 users                 $5,040               50 users                $6,440
200 users                $5,360               200 users               $6,760
unlimited users          $5,680               unlimited users         $7,080

Annual Hardware Maintenance Programs

1 year hardware warranty included with all Eagle firewall products. SPARC 4 hardware support program offered by Sun Microsystems. SPARC 2 hardware support is provided via third party at the option of the PNC's Customer.

SPARC 2 platform         $714                 SPARC 4 platform        $300

Annual Software Maintenance Programs

Eagle 50 users           $  840
Eagle 200 users          $1,800
Eagle unlimited users    $3,000
Eagle Nomad              $   12
Eagle Desk               $   12


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